SUBSCRIPTION AGREEMENT
interCLICK, Inc.
257 Park Avenue  South
Suite 602
New York, NY  10010

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with interCLICK, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company party hereto (the “Selling Shareholders”) as follows:

1.           This Subscription Agreement, including the Terms and Conditions for Purchase of Stock attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth on the signature page hereto between the Company, the Selling Shareholders and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of [____________] shares (the “Company Stock”) of its common stock, par value $0.001 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors or a committee thereof, for a purchase price of $[____] per share (the “Purchase Price”).  The Selling Shareholders, severally and not jointly, have authorized the sale to certain investors of up to an aggregate of [____________] shares (the “Selling Shareholder Stock”, and together with the Company Stock, the “Stock”) of the Company’s Common Stock for the Purchase Price.  The number of shares of Selling Shareholder Stock to be sold by each Selling Shareholder is set forth opposite such Selling Shareholder’s name on Schedule C to the Placement Agent Agreement, dated December  __, 2009 among the Company, the Selling Shareholders and RBC Capital Markets Corporation (“RBC”) and Merriman Curhan Ford & Co., as placement agents (the “Placement Agents”).

3.           The offering and sale of the Stock (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3 (File No. 333-163159) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof  (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Stock, the terms of the Offering and the Company and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Stock and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that the Investor shall purchase from the Company and the Company shall issue and sell to the Investor the Company Stock set forth on the signature page hereto for the aggregate purchase price set forth on the signature page hereto.  The Company Stock shall be purchased pursuant to the Terms and Conditions for Purchase of Stock attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Selling Shareholders and the Investor agree that the Investor shall purchase from each Selling Shareholder and each Selling Shareholder shall, severally and not jointly, sell to the Investor, the Selling Shareholder Stock set forth opposite the name of the Selling Shareholder on Schedule A attached hereto for the purchase price set forth opposite such Selling Shareholder’s name.  The Investor acknowledges that the Offering is not being underwritten by the Placement Agents and that there is no minimum offering amount.

5.           The manner of settlement of the Stock purchased by the Investor shall be delivered by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Action Stock Transfer, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction.  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT BY THE INVESTOR AND THE COMPANY AND THE SELLING STOCKHOLDERS, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE STOCK ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE STOCK, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Signature Bank
950 Third Avenue
9th Floor
New York, NY 10022
ABA 026013576
For Credit to Signature Bank, as Escrow Agent for interCLICK, Inc.
Account No. 1501232773

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE STOCK MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Stock, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Subscription Agreement.  The Investor acknowledges that, prior to the delivery of this Subscription Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

8.           No offer by the Investor to buy Stock will be accepted and no part of the Purchase Price will be delivered to the Company and the Selling Shareholders until the Investor has received the Offering Information and the Company and the Selling Shareholders have accepted such offer by countersigning a copy of this Subscription Agreement, and any such offer may be withdrawn or revoked or rejected, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer and with respect to Selling Shareholder Stock, notice of acceptance by a Selling Shareholder sending (orally, in writing or by electronic mail) notice of its acceptance.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Subscription Agreement is accepted and countersigned by or on behalf of the Company and/or the Selling Shareholders, as applicable.

9.           The Company and the Investor acknowledge that the only material, non-public information relating to the Company provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Company Stock:______________________
Company Purchase Price Per Share: $_______________
Aggregate Number of Selling Shareholder Stock:______
Selling Shareholder Purchase Price Per Share: $_______
Aggregate Purchase Price: $______________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December __, 2009

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this ___ day of December, 2009:

interCLICK, Inc.

By:
Name:
Title:

Michael Mathews

Barry Honig

BMB HOLDINGS LLLP

By: BMB Holdings, LLC, its General Partner

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.            Authorization and Sale of the Stock.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Stock.

2.            Agreement to Sell and Purchase the Stock; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), (i) the Company shall sell to the Investor, and the Investor shall purchase from the Company, upon the terms and conditions set forth herein, the number of Company Stock set forth on the signature page of the Subscription Agreement to which these Terms and Conditions for Purchase of Stock are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page and (ii) the Selling Shareholders, severally and not jointly, shall sell to the Investor the number of shares of Selling Shareholder Stock set forth opposite such Selling Shareholder’s name on Exhibit B hereto.

2.2           The Company and the Selling Shareholders propose to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Stock to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Subscription Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           Investor acknowledges that (i) the Company and the Selling Shareholders have agreed to pay RBC Capital Markets Corporation and Merriman Curhan Ford & Co. (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Stock, and Selling Shareholder Stock, as the case may be, to the Investor and (ii) the Company has agreed to pay MDB Capital Group LLC a fee in respect of the sale of the Stock to the Investor in its role as strategic advisor to the Company.

2.4           The Company and the Selling Shareholders have entered into a Placement Agent Agreement, dated December  __, 2009 (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company and the Selling Shareholders that may be relied upon by the Investor, which shall be a third party beneficiary thereof and of the opinion delivered pursuant to Section 7(d) of the Placement Agreement to the extent disclosed in such opinion.

2.5           Anything in the Subscription Agreement, Placement Agreement or elsewhere herein or therein to the contrary notwithstanding (except for Section 4.5 hereof as to the Investors), it is understood and agreed by the Company: (i) omitted; (ii) that past or future open market or other transactions by any Investor or any person to whom an offer of Stock has been made (each, an “Offeree”), including without limitation, Short Sales (as defined below) or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor or Offeree, and counter parties in “derivative” transactions to which any such Investor or Offeree is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that no Investor or Offeree shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction, provided all such activities have been undertaken by the Investor in accordance with applicable law.

3.            Closings and Delivery of the Stock and Funds.

3.1         Closing.  The completion of the purchase and sale of the Stock (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor(s) the Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Selling Shareholders, severally and not jointly, shall cause to be transfered to the Investor(s) the number of shares of Selling Shareholder Stock set forth opposite such Selling Shareholder’s name on Exhibit B hereto and (c) the aggregate purchase price for the Stock being purchased by the Investor shall be delivered by or on behalf of the Investor to the Company and the Selling Shareholders.  For convenience of the parties, Company Stock and Selling Shareholder Stock may be combined, aggregated or commingled for purposes of delivery to an Investor the number of purchased shares of Stock.

3.2         Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Company Stock to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Company Stock being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date and (iii) the satisfaction of the conditions set forth in Section 7 of the Placement Agreement.

(b)           Conditions to the Selling Shareholders’ Obligations.  The Selling Shareholders’ obligation to sell the Selling Shareholder Stock to the Investor shall be subject to: (i) the receipt by the Selling Shareholders of the purchase price for the Selling Shareholder Stock being purchased hereunder as set forth on the Signature Page, (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date and (iii) the satisfaction of the conditions set forth in Section 7 of the Placement Agreement.

(c)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Stock will be subject to the accuracy of the representations and warranties made by the Company and the Selling Shareholders and the fulfillment of those undertakings of the Company and the Selling Shareholders to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that RBC shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Stock that they have agreed to purchase from the Company and the Selling Shareholders.  The Investor understands and agrees that, in the event that RBC in its sole discretion determine that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by the Placement Agreement, then the Placement Agents may, but shall not be obligated to, terminate the Placement Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3         Delivery of Funds.   No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Stock being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of the date hereof, by and among the Company, the Placement Agents and Signature Bank (the “Escrow Agent”):

Signature Bank
950 Third Avenue
9th Floor
New York, NY 10022
ABA 026013576
For Credit to Signature Bank, as Escrow Agent for interCLICK, Inc.
Account No. 1501232773

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company and the Selling Shareholders upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in Section 3.2(b) hereof.  The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Representative and the Escrow Agent are notified in writing by the Company and the Selling Shareholders in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee.  The Company, the Selling Shareholders and the Investors agrees to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally, judicially determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

3.4         Delivery of Stock.    No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Stock being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent, to credit such account or accounts with the Stock.  Such DWAC instruction shall indicate the settlement date for the deposit of the Stock, which date shall be provided to the Investor by RBC.  Simultaneously with the delivery to the Company and the Selling Shareholders by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Investor’s account or accounts shall be credited with the Stock pursuant to the information contained in the DWAC.

4.            Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company, the Selling Shareholders and the Placement Agents that:

4.1           The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Stock, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Stock set forth on the Signature Page, has received and is relying solely upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company, the Selling Shareholders or the Placement Agents that would permit an offering of the Stock, or possession or distribution of offering materials in connection with the issue of the Stock in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Stock or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Stock, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3           (a) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, (b) this Subscription Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) and (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of incorporation or by-laws (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound.

4.4           The Investor understands that nothing in this Subscription Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Stock constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Stock.

4.5           Each Investor represents and warrants that, except as otherwise disclosed to the Company in writing, from the date on which the Placement Agents first identified the Company to the Investor as contemplating the Offering (the “Discussion Time”) up through the execution of this Subscription Agreement, the Investor did not, directly or indirectly, execute any Short Sales or engage in any other trading in the Common Stock or any derivative security thereof.  Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Subscription Agreement and the Placement Agreement.  Each Investor represents, warrants, covenants and agrees that (a) from the Discussion Time through the date hereof, such Investor and its Affiliates did not, and (b) from the date hereof until the date the transactions contemplated by this Subscription Agreement and the Placement Agreement are first publicly announced by the Company as described in Section 13, such Investor will not, directly or indirectly, trade in the Common Stock or execute or effect (or cause to be executed or effected) any Short Sale in the Common Stock or disclose the existence of the offering contemplated by this Agreement to any other person not subject to a non-disclosure or similar agreement regarding the same.  Furthermore, for the time period set forth in clause (b) above, the Investor will not directly or indirectly sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to shares of Common Stock, except in compliance with all relevant securities laws and regulations.  Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 13.  “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.            Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Subscription Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription Agreement, the delivery to the Investor of the Stock being purchased and the payment therefor.  The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.            Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

interCLICK, Inc.
257 Park Avenue South, Suite 602
New York, NY 10010
Attention:  Michael Mathews, Chief Executive Officer
Facsimile:  (646) 558-1225

with copies to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY  10006
Attention:  Harvey Kesner, Esq.
Facsimile:  (212) 930-9725

(b)	if to the Selling Shareholders, to:

_______________________________
_______________________________
_______________________________

(c)         if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.            Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Selling Shareholders and the Investor.

8.            Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.            Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company, the Selling Shareholders and the Investor acknowledge and agree that the Company and the Selling Shareholders shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.         Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s and the Selling Shareholders’ signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s and the Selling Shareholders sale of Stock to such Investor.

13.         Press Release.  The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material information regarding the  Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

14.         Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

interCLICK, Inc.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Stock is to be registered in. You may use a nominee name if appropriate:	_____________________________

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:	_____________________________

3.	The mailing address of the registered holder listed in response to item 1 above:	_____________________________

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	_____________________________

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Stock are maintained):	_____________________________

6.	DTC Participant Number:	_____________________________

7.	Name of Account at DTC Participant being credited with the Stock:	_____________________________

8.	Account Number at DTC Participant being credited with the Stock:	_____________________________

Exhibit B

SELLING SHAREHOLDERS	NUMBER OF SHARES OF STOCK OF STOCK TO BE SOLD	PURCHASE PRICE

BMB HOLDINGS LLLP 595 S. Federal Highway Suite 600 Boca Raton, FL 33432 Facsimile: ___________	517,500	$

Michael Mathews c/o interClick, Inc. 257 Park Avenue South, Suite 602 New York, NY 10010 Facsimile: (646) 558-1225	115,000	$

Barry Honig 595 S. Federal Highway Suite 600 Boca Raton, FL 33432 Facsimile: ___________	517,500	$

TOTAL	1,150,000